UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2021

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2021, John L. Merino, Corporate Vice President and Principal Accounting Officer of FedEx Corporation (“FedEx” or the “Company”), informed the Company that he will retire from the Company effective December 31, 2021. Mr. Merino will step down from his position as Principal Accounting Officer, effective September 30, 2021, and will remain employed by the Company as Corporate Vice President and Senior Advisor – Finance from October 1, 2021 until his retirement on December 31, 2021. There were no changes to Mr. Merino’s compensation made as a result of his change in role and retirement.

On July 19, 2021, the Board of Directors of FedEx appointed Jennifer L. Johnson as Corporate Vice President and Principal Accounting Officer – Elect of the Company, effective August 1, 2021, and Corporate Vice President and Principal Accounting Officer of the Company, effective October 1, 2021. Ms. Johnson, 48, is currently Staff Vice President and Corporate Controller of the Company, a position she has held since October 2015. Ms. Johnson was Vice President – Accounting of FedEx Corporate Services, Inc. from 2013 to 2015. Prior to that, Ms. Johnson held various positions in the financial reporting group at FedEx from 2005 through 2013, including Staff Director – Financial Reporting from 2011 through 2013.

There are no transactions since the beginning of the Company’s last fiscal year in which the Company is a participant and in which Ms. Johnson or any members of her immediate family have any interest that are required to be reported under Item 404(a) of Regulation S-K. No family relationships exist between Ms. Johnson and any of the Company’s directors or executive officers. The appointment of Ms. Johnson was not pursuant to any arrangement or understanding between her and any person, other than a director or executive officer of FedEx acting in his or her official capacity.

In connection with her appointment as the Company’s Corporate Vice President and Principal Accounting Officer – Elect and Corporate Vice President and Principal Accounting Officer, Ms. Johnson will receive a promotional bonus, continue receiving a base salary, and be eligible to participate in the Company’s annual incentive compensation plans and long-term incentive plans and receive stock options and restricted stock awards under the FedEx Corporation 2019 Omnibus Incentive Stock Plan, at levels commensurate with other similarly situated persons at the Company. Additional details regarding the Company’s annual incentive compensation plans and long-term incentive plans are described beginning on page 49 of the Company’s 2020 Proxy Statement filed with the Securities and Exchange Commission on August 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: July 21, 2021	By:	/s/ Herbert C. Nappier
		Name:	Herbert C. Nappier
		Title:	Executive Vice President – Treasurer, Tax, and Corporate Development

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